EXHIBIT 1

STATEMENT FILED PURSUANT TO RULE 13D-1(K)(1)(III) OF

REGULATION 13D-G OF THE GENERAL RULES AND REGULATIONS

UNDER THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: December 3, 2004

SYMPHONY HOUSE BERHAD

By:	/s/ Abdul Hamid bin Sh Mohamed
Name:	Abdul Hamid bin Sh Mohamed
Title:	Executive Director

ANGSANA TIARA SDN BHD, as shareholder of Symphony House Berhad

By:	/s/ Dato’ Mohamed Azman bin Yahya
Name:	Dato’ Mohamed Azman bin Yahya
Title:	Director

ARENA KEMBARA SDN BHD, as sole shareholder of Angsana Tiara Sdn Bhd

By:	/s/ Dato’ Mohamed Azman bin Yahya
Name:	Dato’ Mohamed Azman bin Yahya
Title:	Director

DATO’ MOHAMED AZMAN BIN YAHYA, as controlling shareholder of Arena Kembara Sdn Bhd

By:	/s/ Dato’ Mohamed Azman bin Yahya

DATIN NORMAH BINTI HASHIM, as controlling shareholder of Arena Kembara Sdn Bhd

By:	/s/ Datin Normah binti Hashim